WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


SCHEDULE V
PROPERTY AND EQUIPMENT
January 29, 1994
Notes:


<F1>
(1) Represents the appraised fair market value of land contributed to the Company as incentive to construct a new department store in Hanford, California.
<F2>
(2) Represents primarily the completion costs of the new department store in Hanford, California and the transfer of construction in progress costs for the Hanford store into finished assets. Also represents leasehold improvements for the new store in Redding, California, the new Village East specialty store in Hanford, California and remodeling projects on several of the Company's existing stores.

<F3>
(3) Represents primarily the fixture additions for two new department stores in Hanford and Redding, California and one new Village East specialty store in Hanford, California.
     Also represents new data processing equipment installed in all of the Company's stores, the distribution center and the corporate office.

<F4>
(4) Represents the transfer of construction in progress costs related to the construction of the new department store in Hanford, California into finished assets.

<F5>
(5)  Represents primarily the abandonment of fully         depreciated
     fixtures and equipment of individually insignificant amounts    no
     longer in use.

<F6>
(6) Represents primarily leasehold improvements for the two new stores in Tacoma, Washington and Klamath Falls, Oregon and the new Village East specialty store in Tacoma, Washington.

<F7>
(7)  Represents primarily fixtures for      two new stores in Tacoma,
     Washington and Klamath Falls, Oregon and the new Village East
     specialty store in Tacoma, Washington.  Also     represents
     equipment related to the addition of the two new
     stores, the new advertising design system, new credit
     software package and additions related to the installation      of new
     surveillance and other computer equipment in the
     stores.

<F8>
(8) Represents construction in progress related to the new store in Hanford, California.

<F9>
(9) Represents the sale of leaseholds and fixtures from the corporate headquarters and the retirement of numerous fully depreciated assets of individually insignificant amounts no longer in use.

<F10>
(10) Represents the retirement of fully depreciated computer and     other
     miscellaneous      equipment.

<F11>
(11) Represents the appraised fair market value of land    contributed to the
     Company as incentive to build a new department store and the purchase of a parcel
     of land which is currently not being used in operations.

<F12>
(12) Represents primarily the completion costs of the Palmdale department store and the conversion of the Eureka Petites West to the Eureka
     Gottschalks store, and leasehold improvements for the corporate headquarters, Gottschalks Palm Springs department store, and three new
     Village East specialty stores.

<F13>
(13) Represents primarily the fixture additions for the corporate headquarters, Gottschalks Palm Springs department store, and three new Village East specialty stores. Also represents equipment, delivery equipment, and data processing equipment for the corporate office, distribution center and Palm Springs department store.

<F14>
(14) Reflects the net of construction costs, which include the transfer of construction costs into finished assets,
     primarily building, fixture, and equipment costs for the new    corporate
     headquarters and the Palm Springs department store.

<F15>
(15) Represents the cost of land sold in conjunction with Downtown Bakersfield store and a parcel of land in Fresno that was not being used in operations.

<F16>
(16) Represents the sale of the Downtown Bakersfield building.

<F17>
(17) Represents primarily the abandonment of fully depreciated old   fixtures no
     longer in use, the sale of fixtures in the
     Downtown Bakersfield store and the sale of the mainframe
     computer.



                             SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 29, 1994                  GOTTSCHALKS INC.


               By: s/Joseph W. Levy
                                     Joseph W. Levy
                                     Chairman of the Board and
                                     and Chief Executive Officer



     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

       Signature                Title                    Date

                          Chairman of the Board and
                          Chief Executive Officer
                          (principal executive
s/Joseph W. Levy          officer)                    April 29, 1994
Joseph W. Levy


                          Vice Chairman of the Board
s/Gerald H. Blum          and Secretary               April 29, 1994
Gerald H. Blum


                          President, Chief
s/Stephen J. Furst        Operating Officer           April 29, 1994
Stephen J. Furst          and Director


                          Senior Vice President
                          and Chief Financial
s/Alan A. Weinstein       Officer                     April 29, 1994
Alan A. Weinstein



s/O. James Woodward III   Director                    April 29, 1994
O. James Woodward III




s/Karen L. Blum           Director                    April 29, 1994
Karen L. Blum



s/Bret W. Levy            Director                    April 29, 1994
Bret W. Levy



s/Sharon Levy             Director                    April 29, 1994
Sharon Levy



s/Joseph J. Penbera       Director                    April 29, 1994
Joseph J. Penbera



s/Fred Ruiz               Director                    April 29, 1994
Fred Ruiz



s/Max Gutmann             Director                    April 29, 1994
Max Gutmann
























                        SCHEDULE V-PROPERTY AND EQUIPMENT

                                 GOTTSCHALKS INC.

____________________________________________________________________________________________
____

COL. A               COL. B      COL. C      COL. D      COL. E      COL.F
____________________________________________________________________________________________
                   Balance at   Additions   Retire-   Other Changes  Balance at
                    Beginning    at Cost     ments     Add (Deduct)   End of
CLASSIFICATIONS     of Period                            Describe     Period

Year ended January 29, 1994:
  Land and land
<F1>
   improvements  $ 18,561,647 $ 1,016,750 (1)                      $19,578,397
  Buildings and
   leasehold
<F2>
   improvements.   44,425,130   4,341,757 (2)$   23,511             48,743,376
  Fixtures and
<F3>
<F5>
   equipment....   41,366,693   3,835,401 (3)   620,807(5)          44,581,287
  Building under
    capital leases 15,512,503                                       15,512,503
  Construction in
<F4>
    progress.....   3,142,607  (2,722,943)(4)                          419,664
Total........... $123,008,580 $ 6,470,965    $  644,318           $128,835,227

Year ended January 30, 1993:
  Land and land
   improvements  $ 18,561,647                                     $ 18,561,647
  Buildings and
   leasehold
<F6>
<F9>
   improvements.   41,087,749 $ 3,472,098 (6)$  134,717 (9)         44,425,130
  Fixtures and
<F7>
<F10>
   equipment....   37,639,121   7,854,691 (7) 4,127,119(10)         41,366,693
  Buildings under
    capital leases.15,512,503                                       15,512,503
  Construction in
<F8>
    progress.....   2,372,064     770,543 (8)                        3,142,607
Total........... $115,173,084 $12,097,332    $4,261,836           $123,008,580


Year ended February 1, 1992:
  Land and land
<F11>
<F15>
    improvements $ 16,541,563 $ 3,232,785(11)$1,212,701(15)       $ 18,561,647
  Buildings and
    leasehold
<F12>
<F16>
    improvements...38,450,628   3,812,456(12) 1,175,335(16)         41,087,749
  Fixtures and
<F13>
<F17>
    equipment...   34,935,026   5,946,055(13) 3,241,960(17)         37,639,121
  Buildings under
    capital leases 15,512,503                                       15,512,503
  Construction in
<F14>
    progress  ..      482,249   1,889,815(14)                        2,372,064
Total..... ....  $105,921,969 $14,881,111    $5,629,996           $115,173,084
















       SCHEDULE VI - ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION
                            OF PROPERTY AND EQUIPMENT

                                 GOTTSCHALKS INC.
_____________________________________________________________________________________________
___

COL. A           COL. B      COL. C         COL. D      COL. E        COL. F
_____________________________________________________________________________________________
                Balance at   Additions    Retire-     Other Changes   Balance at
                Beginning     at Cost      ments       Add (Deduct)    End of
CLASSIFICATIONS of Period                                Describe      Period
Year ended January 29, 1994:
  Land and land
    improvements $     41,044  $    15,651                         $    56,695
  Buildings and
  leasehold
    improvements..  4,992,834    1,439,401   $    4,458              6,427,777
  Fixtures and
    equipment..    13,384,332    3,976,065      589,337             16,771,060
  Buildings under
    capital leases. 8,656,836      526,752                           9,183,588
  Total.. ...... $ 27,075,046  $ 5,957,869   $  593,795            $32,439,120


Year ended January 30, 1993:
  Land and land
   improvements $     41,044                                       $    41,044
  Buildings and
   leasehold
   improvements... 3,761,413    1,300,302   $   68,881               4,992,834
  Fixtures and
   equipment....  12,125,724    4,086,932    2,828,324              13,384,332
  Buildings under
    capital leases 8,130,080      526,756                            8,656,836
   Total......  $ 24,058,261  $ 5,913,990   $2,897,205             $27,075,046


Year ended February 1, 1992:
  Land and land
   improvements $     41,044                                       $    41,044
  Buildings and
   leasehold
   improvements... 2,817,925  $ 1,160,907   $  217,419               3,761,413
  Fixtures and
   equipment....  12,024,677    3,204,565    3,103,518              12,125,724
  Buildings under
    capital leases 7,603,326      526,754                            8,130,080
   Total.  .... $ 22,486,972  $ 4,892,226   $3,320,937             $24,058,261


__________________________
NOTES:


(1) Depreciation and amortization is computed over the estimated useful lives of the assets which range as follows:

     Buildings, land improvements and leasehold improvements... 20 to 40 years
     Fixtures and equipment....................................  5 to 15 years


(2) Depreciation and amorization amounts presented are net of amounts captialized to merchandise inventories under uniform capitalization rules.





                SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS

                                GOTTSCHALKS INC.



__________________________________________________________________________________________
______

COL. A          COL. B       COL. C      COL. D        COL. E        COL. F
__________________________________________________________________________________________
                                ADDITIONS
             Balance at   Charged to    Charged to                 Balance at
             Beginning    Costs and   Other Accounts   Deductions    End of
DESCRIPTION  of Period    Expenses       Describe      Describe      Period

 Year ended January 29, 1994:
  Deducted from asset
  accounts:
  Allowance for
    doubtful
<F1>
<F2>
    accounts $1,233,231  $2,188,626 (1)              $2,173,436(2) $1,248,421
  Allowance for
    vendor
    claims
<F5>
    receivable$  325,000  $  (25,000)(5)                           $  300,000
  Allowance for
    notes
    receivable$   50,000                                           $   50,000

 Year ended January 30, 1993:
  Deducted from asset
  accounts:
  Allowance for
    doubtful
<F1>
<F2>
    accounts. $1,300,000  $2,459,334 (1)             $2,526,103(2)$ 1,233,231
  Allowance for
    vendor
    claims
<F3>
    receivable$  276,746  $   48,254 (3)                          $   325,000
  Allowance for
    notes
<F4>
    receivable$        0  $   50,000 (4)                          $    50,000


Year ended February 1, 1992:
  Deducted from asset
  accounts:
  Allowance for
    doubtful
<F1>
<F2>
    accounts $1,075,000  $3,044,183 (1)              $2,819,183(2)$ 1,300,000
  Allowance for
    vendor
    claims
<F3>
    receivable$       0  $  276,746 (3)                           $   276,746



Notes:

<F1>
(1)  Provision for loss on credit sales.

<F2>
(2)  Uncollectible accounts written off, net of recoveries.

<F3>
(3)  Provision for uncollectible vendor claims receivable.

<F4>
(4)  Provision for uncollectible portion of note receivable.

<F5>
(5)  Reduction in provision for uncollectible vendor claims receivable.





                SCHEDULE X-SUPPLEMENTARY INCOME STATEMENT INFORMATION

                                GOTTSCHALKS INC.





           COL. A                                         COL. B

            ITEM                                 Charged to Costs and Expenses
                                                          Year Ended

                                    January 29,    January 30,    February 1,
                                      1994            1993            1992

Advertising costs.........         $10,932,593     $10,754,414     $10,335,696


_____________________

Note: Amounts for maintenance and repairs, depreciation and amortization of intangible assets, taxes (other than payroll and income taxes) and royalties are not presented, as such amounts are less than 1% of net sales and service charges and other income.






































                  SCHEDULE IX - SHORT-TERM BORROWINGS ACCOUNTS

                                GOTTSCHALKS INC.


                                   MAXIMUM        AVERAGE  WEIGHTED
                         WEIGHTED   AMOUNT         AMOUNT    AVERAGE
             BALANCE AT  AVERAGE OUTSTANDING   OUTSTANDING INTEREST RATE
               END OF   INTEREST  DURING THE     DURING THE  DURING THE
<F1>
<F2>
DESCRIPTION   PERIOD      RATE    PERIOD         PERIOD(1)   PERIOD(2)

Year Ended
January 29, 1994:

Note payable
<F3>
  to bank (3)$49,700,000  6.47% $75,900,000     $62,430,169       6.55%

Year Ended
January 30, 1993:

Note payable
<F3>
  to bank (3)$55,100,000  5.87% $79,100,000     $56,339,341       5.95%
Note payable
<F4>
  to bank (4)          0  6.50%   6,320,112       6,320,112       6.50%

Year Ended
February 1, 1992:

Note payable
<F3>
  to bank (3)$44,450,000  7.27% $67,200,000     $50,791,786       7.32%
Note payable
<F4>
<F4>
 to bank  (4)  6,320,112  8.06%   6,320,112       3,250,756       8.06%
Note payable
<F4>
 to bank  (4)          0  9.10%  25,000,000       6,524,725       9.50%



Notes:

<F1>
(1) The average amount outstanding during the period was computed by dividing the total daily outstanding principal balances by the number of days in the fiscal year the related debt was outstanding.

<F2>
(2) The weighted average interest rate during the period was computed by dividing the actual interest expense by the average short-term borrowings outstanding for the period.

<F3>
(3) Note payable to bank represents borrowings under the Company's short-term revolving line of credit.

<F4>
(4) Note payable to bank represents borrowings under non-revolving short-term loan commitments.
















